UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

MOSSIMO, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2016 Broadway Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 460-0040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
      Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
      Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Third Amendment to Lease Agreement

On September 8, 2006, Mossimo, Inc. (“Mossimo” or the “Company”), CF Santa Monica II, L.P. (“Landlord”), Mossimo Giannulli, the co-chief executive officer, a director and the majority stockholder of the Company  (“Mr. Giannulli”), Iconix Brand Group, Inc. (“Iconix”) and Moss Acquisition Corp., a wholly-owned subsidiary of Iconix (“Moss”), entered into a third amendment (the “Amendment”) to the lease agreement dated June 29, 2000 between Mossimo and Lexington-Broadway Place LLC, predecessor in interest to Landlord, as amended by the First Amendment to Office Lease dated June 26, 2002 and the Second Amendment to Office Lease dated January 1, 2004 (the “Lease”).

The Amendment provides for a reduction in the rentable square footage of the Company’s corporate headquarters and design studios in Santa Monica, CA from approximately 9,400 rentable square feet to approximately 6,000 rentable square feet. The approximately 3,400 square feet of rentable space which is being released (the “Released Space”) was used primarily for the Company’s Modern Amusement brand which will be consolidated into the remaining rentable space. In exchange for the early termination of the Lease with respect to the Released Space, the Company will pay an early termination fee, and the base rent and additional rent payable by the Company under the Lease will be reduced to reflect the decrease in rentable space.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006, the Company has entered into an Agreement and Plan of Merger dated March 31, 2006, by and among, the Company, Moss, Mr. Giannulli and Iconix, whereby Iconix will acquire all of the outstanding shares of Mossimo common stock as a result of Mossimo’s merger with and into Moss (the “Merger”), with Moss continuing as the surviving corporation and changing its name to Mossimo, Inc. following the effective time of the Merger.

Pursuant to the Amendment, Landlord will, following the effective time of the Merger, release Mr. Giannulli from all obligations and liabilities as a guarantor under the Lease and Iconix will assume all of Mr. Giannulli’s obligations and liabilities to Landlord as guarantor under the Lease.

The foregoing description of the Amendment is qualified in its entirety by reference to the full terms and conditions of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
10.1	Third Amendment to Lease Agreement by and among Mossimo, Inc., CF Santa Monica II, L.P., Mosss Acquisition Corp., Mossimo Giannulli and Iconix Brand Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOSSIMO, INC.,
a Delaware corporation

Date: September 13, 2006
By: /s/ Vicken Festekjian
Vicken Festekjian
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Lease Agreement by and among Mossimo, Inc., CF Santa Monica II, L.P., Mosss Acquisition Corp., Mossimo Giannulli and Iconix Brand Group, Inc.